Exhibit 99.1

Myers Industries Reports 2019 Second Quarter Results

Updates Full-Year Outlook

July 30, 2019, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE), a manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets, today announced results for the second quarter ended June 30, 2019.

Second Quarter 2019 Business Highlights

•

GAAP income per diluted share from continuing operations was $0.18, compared to $0.26 for the second quarter of 2018; adjusted income per diluted share from continuing operations was $0.27, or flat compared to the second quarter of 2018

•	Net sales decreased 4.5% compared to the second quarter of 2018

•	Gross profit margin expanded 90 bps to 35.0%

•	Operating income decreased 22.3%; adjusted operating income increased 6.0%

•	Generated cash flow from continuing operations of $10.9 million and free cash flow of $9.4 million

Updated Full-Year Outlook

•	Full-year 2019 net sales are now expected to be down low-to-mid-single digits due primarily to weakness in consumer end market demand

•

GAAP income per diluted share from continuing operations is now expected to be in the range of $0.62 to $0.72 for 2019, primarily as a result of a $4 million charge in the second quarter of 2019 for estimated environmental liabilities

•	Outlook for adjusted income per diluted share from continuing operations remains in the range of $0.75 to $0.85 for 2019

“Second-quarter adjusted earnings were in line with our expectations, despite softer than anticipated demand in our consumer end market. Net sales were down 4.5% due primarily to continued weakness in the Recreational Vehicle (RV) market and softer than anticipated spring seasonal demand in our consumer end market. We expanded our gross margin to 35.0% and increased adjusted operating income by 6% as volume declines were more than offset by cost discipline, selective price increases and execution of our Distribution Segment transformation,” said Dave Banyard, President and Chief Executive Officer of Myers Industries.

Mr. Banyard continued, “Within our Distribution Segment, we continued to make progress on the transformation. We grew sales for the third consecutive quarter and increased adjusted EBITDA by 16%. With this quarter’s performance, we are on track to meet our Distribution Segment EBITDA margin goal of 10% by the end of 2020.”

	Quarter Ended June 30,			Six Months Ended June 30,
(Dollars in thousands, except per share data)	2019	2018	% Inc (Dec)	2019	2018	% Inc (Dec)
Net sales	$134,285	$140,560	(4.5)%	$273,400	$293,128	(6.7)%
Gross profit	$46,936	$47,991	(2.2)%	$92,495	$95,106	(2.7)%
Gross profit margin	35.0%	34.1%		33.8%	32.4%
Operating income	$10,182	$13,111	(22.3)%	$20,400	$25,133	(18.8)%
Income from continuing operations:
Income	$6,606	$8,608	(23.3)%	$13,249	$16,363	(19.0)%
Income per diluted share	$0.18	$0.26	(30.8)%	$0.37	$0.51	(27.5)%

Operating income as adjusted(1)	$14,182	$13,381	6.0%	$26,389	$24,880	6.1%
Income from continuing operations as adjusted(1):
Income	$9,610	$9,051	6.2%	$17,756	$16,446	8.0%
Income per diluted share	$0.27	$0.27	0.0%	$0.50	$0.51	(2.0)%
EBITDA as adjusted	$20,145	$19,931	1.1%	$38,249	$37,978	0.7%

(1)	Detail regarding the adjustments is provided on the Reconciliations of Non-GAAP Financial Measures included in this release.

Second quarter 2019 net sales decreased $6.3 million or 4.5% (4.2% excluding currency fluctuation) to $134.3 million, compared to the second quarter of 2018. The decrease was the result of a sales decline in the Material Handling Segment. Gross profit decreased $1.1 million to $46.9 million, compared to the second quarter of 2018. Gross profit margin increased 90 basis points to 35.0%. Favorable price-cost margin offset lower sales volume and an unfavorable sales mix during the quarter. Selling, general and administrative expenses increased $2.3 million to $36.8 million, compared to the second quarter of 2018, due mostly to a $4 million charge for estimated environmental liabilities related to the New Idria Mercury Mine, which was partially offset by lower variable compensation and benefit costs and savings from the Distribution Segment’s transformation initiatives. GAAP income per diluted share from continuing operations was $0.18, compared to $0.26 for the second quarter of 2018. Adjusted income per diluted share from continuing operations was $0.27, which was flat compared to the second quarter of 2018.

Segment Results

Net sales in the Material Handling Segment for the second quarter of 2019 decreased $7.2 million or 7.0% (6.7% excluding currency fluctuation) compared to the second quarter of 2018. The decrease in net sales was primarily due to sales decreases in the Company’s vehicle (RV market decline) and consumer (lower fuel can sales) end markets. The segment’s adjusted EBITDA declined 1.0% to $23.2 million for the 2019 second quarter, compared to $23.4 million in 2018. Favorable price-cost margin mostly offset the impact of the lower sales volume and unfavorable sales mix. Material Handling EBITDA margin increased 150 basis points to 24.2%.

Net sales in the Distribution Segment for the second quarter of 2019 increased $0.9 million or 2.4% compared to the second quarter of 2018. The segment’s adjusted EBITDA increased 16.3% to $3.6 million compared to the second quarter of 2018, due primarily to savings from the segment’s transformation plan and higher sales volume. The Company continues to execute its transformation plan, which includes enhancements in its go-to-market strategy, the implementation of 80/20 to drive improved contribution margins, and optimization of its logistics and overhead costs, with a goal to expand Distribution Segment EBITDA margin to 10% by the end of 2020. Distribution EBITDA margin increased 120 basis points to 9.4%.

2019 Outlook

For the full-year 2019, the Company now anticipates that total revenue year-over-year will be down low-to-mid-single digits on a constant currency basis versus its previous expectation of flat year-over-year revenue. While the Company anticipates full-year sales growth in its auto aftermarket and industrial end markets, it expects that growth to be more than offset by lower year-over-year demand in its food and beverage, consumer and vehicle end markets.

“The important spring selling season for outdoor power equipment was unusually weak due to the historic wet weather conditions experienced across much of the country. This sluggish start to the year took a toll on our consumer end market demand, which we anticipate will continue to be weak in the third quarter and will not recover by year-end. While we expect to offset some of the decline with our new product launch, this incremental revenue will not be enough to overcome the market decline, so we are adjusting our full-year sales outlook,” said Mr. Banyard.

Mr. Banyard continued, “At this point, we are cautious about the state of demand for the rest of the year. Seasonally, the fourth quarter is less affected by our consumer end market; however, demand in our food and beverage end market remains uncertain due to the late planting season in the U.S. farming sector. Despite these top-line challenges, our focus on improving operating margins by optimizing pricing, executing on various cost and productivity initiatives and delivering on our Distribution Segment transformation plan is expected to lead to growth in our adjusted operating margins in 2019.”

The Company expects depreciation and amortization to be approximately $25 million, net interest expense to be approximately $5 million, and the effective tax rate to be approximately 27%. GAAP income per diluted share from continuing operations is now estimated to be in the range of $0.62 to $0.72, which is updated from its previous estimates in the range of $0.70 to $0.80, primarily as a result of a $4 million charge in the second quarter for estimated environmental liabilities. The Company continues to expect adjusted income per diluted share from continuing operations to be in the range of $0.75 to $0.85, based on a fully diluted share count of 36 million shares. Capital expenditures are anticipated to be approximately $10 million.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Tuesday, July 30, at 8:30 a.m. ET. The call is anticipated to last approximately one hour and may be accessed by dialing: (US) 833-233-3452 or (Int’l) 647-689-4129. The Conference ID # is 9864717. Callers are asked to sign on at least five minutes in advance. The live webcast of the conference call can be accessed from the Investor Relations section of the Company’s website at www.myersindustries.com. Click on the Investor Relations tab to access the webcast. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (US) 800-585-8367 or (Int’l) 416-621-4642. The Conference ID # is 9864717.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted income per diluted share from continuing operations, operating income as adjusted, income from continuing operations as adjusted, EBITDA as adjusted, adjusted operating income, adjusted EBITDA, adjusted EPS and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel and under vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “outlook”, “target”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities, or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its website at www.sec.gov and on the Company’s Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

Contact: Monica Vinay, Vice President, Investor Relations & Treasurer, (330) 761-6212

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net sales	$134,285	$140,560	$273,400	$293,128
Cost of sales	87,349	92,569	180,905	198,022

Gross profit	46,936	47,991	92,495	95,106
Selling, general and administrative expenses	36,809	34,506	71,277	69,979
(Gain) loss on disposal of fixed assets	(55)	66	(98)	(314)
Impairment charges	—	308	916	308

Operating income	10,182	13,111	20,400	25,133
Interest expense, net	1,017	1,313	2,066	2,952
Income from continuing operations before income taxes	9,165	11,798	18,334	22,181
Income tax expense	2,559	3,190	5,085	5,818

Income from continuing operations	6,606	8,608	13,249	16,363
Income (loss) from discontinued operations, net of income tax	—	—	127	(911)

Net income	$6,606	$8,608	$13,376	$15,452

Income per common share from continuing operations:
Basic	$0.19	$0.26	$0.37	$0.52
Diluted	$0.18	$0.26	$0.37	$0.51
Income (loss) per common share from discontinued operations:
Basic	$—	$—	$—	$(0.03)
Diluted	$—	$—	$—	$(0.03)
Net income per common share:
Basic	$0.19	$0.26	$0.37	$0.49
Diluted	$0.18	$0.26	$0.37	$0.48
Weighted average common shares outstanding:
Basic	35,471,795	32,606,838	35,430,392	31,561,194
Diluted	35,743,563	33,084,540	35,753,054	32,081,350

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
Net sales
Material Handling	$95,902	$103,130	(7.0)%	$198,853	$219,939	(9.6)%
Distribution	38,395	37,477	2.4%	74,569	73,258	1.8%
Inter-company Sales	(12)	(47)	—	(22)	(69)	—

Total	$134,285	$140,560	(4.5)%	$273,400	$293,128	(6.7)%

Operating income (loss)
Material Handling	$17,589	$17,323	1.5%	$33,796	$34,053	(0.8)%
Distribution	3,328	2,786	19.5%	3,541	4,524	(21.7)%
Corporate	(10,735)	(6,998)	—	(16,937)	(13,444)	—

Total	$10,182	$13,111	(22.3)%	$20,400	$25,133	(18.8)%

Operating income (loss) as adjusted
Material Handling	$17,589	$17,285	1.8%	$34,884	$34,157	2.1%
Distribution	3,328	2,786	19.5%	4,442	3,859	15.1%
Corporate	(6,735)	(6,690)	—	(12,937)	(13,136)	—

Total	$14,182	$13,381	6.0%	$26,389	$24,880	6.1%

Operating income margin as adjusted
Material Handling	18.3%	16.8%		17.5%	15.5%
Distribution	8.7%	7.4%		6.0%	5.3%
Corporate	n/a	n/a		n/a	n/a

Total	10.6%	9.5%		9.7%	8.5%

EBITDA as adjusted
Material Handling	$23,177	$23,407	(1.0)%	$45,997	$46,391	(0.8)%
Distribution	3,591	3,087	16.3%	4,967	4,469	11.1%
Corporate	(6,623)	(6,563)	—	(12,715)	(12,882)	—

Total	$20,145	$19,931	1.1%	$38,249	$37,978	0.7%

EBITDA margin as adjusted
Material Handling	24.2%	22.7%		23.1%	21.1%
Distribution	9.4%	8.2%		6.7%	6.1%
Corporate	n/a	n/a		n/a	n/a

Total	15.0%	14.2%		14.0%	13.0%

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	June 30, 2019	December 31, 2018
Assets
Current Assets
Cash	$75,205	$58,894
Accounts receivable, net	73,120	72,939
Income tax receivable	—	4,892
Inventories	42,341	43,596
Prepaid expenses and other current assets	4,600	2,534

Total Current Assets	195,266	182,855
Property, plant, & equipment, net	57,216	65,460
Right of use asset - operating leases	5,983	—
Deferred income taxes	6,490	5,270
Other assets	88,041	95,060

Total Assets	$352,996	$348,645

Liabilities & Shareholders’ Equity
Current Liabilities
Accounts payable	$52,827	$60,849
Accrued expenses	31,738	36,574
Operating lease liability - short-term	2,000	—

Total Current Liabilities	86,565	97,423
Long-term debt	76,983	76,790
Operating lease liability - long-term	4,225	—
Other liabilities	22,813	19,794
Total Shareholders’ Equity	162,410	154,638

Total Liabilities & Shareholders’ Equity	$352,996	$348,645

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Six Months Ended June 30,
	2019	2018
Cash Flows From Operating Activities
Net income	$13,376	$15,452
Income (loss) from discontinued operations, net of income taxes	127	(911)

Income from continuing operations	13,249	16,363
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used for) operating activities
Depreciation	8,051	9,042
Amortization	4,046	4,315
Accelerated depreciation associated with restructuring activities	—	16
Non-cash stock-based compensation expense	2,220	2,305
(Gain) loss on disposal of fixed assets	(98)	(314)
Impairment charges	916	308
Other	340	(215)
Payments on performance based compensation	(413)	(1,249)
Other long-term liabilities	3,514	(63)
Cash flows provided by (used for) working capital
Accounts receivable	(56)	9,106
Inventories	1,450	(2,454)
Prepaid expenses and other current assets	(2,041)	(1,807)
Accounts payable and accrued expenses	(15,005)	(8,130)

Net cash provided by (used for) operating activities - continuing operations	16,173	27,223
Net cash provided by (used for) operating activities - discontinued operations	7,297	981

Net cash provided by (used for) operating activities	23,470	28,204

Cash Flows From Investing Activities
Capital expenditures	(4,406)	(2,318)
Proceeds from sale of property, plant and equipment	7,514	2,633

Net cash provided by (used for) investing activities - continuing operations	3,108	315
Net cash provided by (used for) investing activities - discontinued operations	—	—

Net cash provided by (used for) investing activities	3,108	315

Cash Flows From Financing Activities
Net borrowing (repayments) on credit facility	—	(72,491)
Cash dividends paid	(9,733)	(8,287)
Proceeds from issuance of common stock	365	875
Proceeds from public offering of common stock, net of equity issuance costs	—	79,522
Shares withheld for employee taxes on equity awards	(978)	(371)

Net cash provided by (used for) financing activities - continuing operations	(10,346)	(752)
Net cash provided by (used for) financing activities - discontinued operations	—	—

Net cash provided by (used for) financing activities	(10,346)	(752)

Foreign exchange rate effect on cash	79	(6)

Net increase in cash and restricted cash	16,311	27,761
Cash and restricted cash at January 1	58,894	11,179

Cash and restricted cash at June 30	$75,205	$38,940

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended June 30, 2019
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$95,902	$38,395	$134,297	$(12)	$134,285
GAAP Gross profit			46,936	—	46,936
Add: Restructuring expenses and other adjustments			—	—	—

Gross profit as adjusted			46,936	—	46,936
Gross profit margin as adjusted			34.9%	n/a	35.0%

GAAP Operating income (loss)	17,589	3,328	20,917	(10,735)	10,182
Add: Environmental charges	—	—	—	4,000	4,000

Operating income (loss) as adjusted	17,589	3,328	20,917	(6,735)	14,182
Operating income margin as adjusted	18.3%	8.7%	15.6%	n/a	10.6%

Add: Depreciation and amortization	5,588	263	5,851	112	5,963
Less: Depreciation adjustments	—	—	—	—	—

EBITDA as adjusted	$23,177	$3,591	$26,768	$(6,623)	$20,145
EBITDA margin as adjusted	24.2%	9.4%	19.9%	n/a	15.0%

	Quarter Ended June 30, 2018
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$103,130	$37,477	$140,607	$(47)	$140,560
GAAP Gross profit			47,991	—	47,991
Add: Restructuring expenses and other adjustments			170	—	170

Gross profit as adjusted			48,161	—	48,161
Gross profit margin as adjusted			34.3%	n/a	34.3%

GAAP Operating income (loss)	17,323	2,786	20,109	(6,998)	13,111
Add: Restructuring expenses and other adjustments(1)	170	—	170	—	170
Add: Asset impairment	—	—	—	308	308
Add: Loss (gain) on sale of assets	(208)	—	(208)	—	(208)

Operating income (loss) as adjusted	17,285	2,786	20,071	(6,690)	13,381
Operating income margin as adjusted	16.8%	7.4%	14.3%	n/a	9.5%

Add: Depreciation and amortization	6,188	301	6,489	127	6,616
Less: Depreciation adjustments	(66)	—	(66)	—	(66)

EBITDA as adjusted	$23,407	$3,087	$26,494	$(6,563)	$19,931
EBITDA margin as adjusted	22.7%	8.2%	18.8%	n/a	14.2%

(1) Includes gross profit adjustments of $170

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Six Months Ended June 30, 2019
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$198,853	$74,569	$273,422	$(22)	$273,400

GAAP Gross profit			92,495	—	92,495
Add: Restructuring expenses and other adjustments			172	—	172

Gross profit as adjusted			92,667	—	92,667
Gross profit margin as adjusted			33.9%	n/a	33.9%

GAAP Operating income (loss)	33,796	3,541	37,337	(16,937)	20,400
Add: Restructuring expenses and other adjustments(1)	172	901	1,073	—	1,073
Add: Asset impairment	916	—	916	—	916
Add: Environmental charges	—	—	—	4,000	4,000

Operating income (loss) as adjusted	34,884	4,442	39,326	(12,937)	26,389
Operating income margin as adjusted	17.5%	6.0%	14.4%	n/a	9.7%

Add: Depreciation and amortization	11,157	525	11,682	222	11,904
Less: Depreciation adjustments	(44)	—	(44)	—	(44)

EBITDA as adjusted	$45,997	$4,967	$50,964	$(12,715)	$38,249
EBITDA margin as adjusted	23.1%	6.7%	18.6%	n/a	14.0%

(1) Includes gross profit adjustments of $172 and SG&A adjustments of $901

	Six Months Ended June 30, 2018
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$219,939	$73,258	$293,197	$(69)	$293,128

GAAP Gross profit			95,106	—	95,106
Add: Restructuring expenses and other adjustments			289	—	289

Gross profit as adjusted			95,395	—	95,395
Gross profit margin as adjusted			32.5%	n/a	32.5%

GAAP Operating income (loss)	34,053	4,524	38,577	(13,444)	25,133
Add: Restructuring expenses and other adjustments(1)	312	—	312	—	312
Add: Asset impairment	—	—	—	308	308
Add: Loss (gain) on sale of assets	(208)	(665)	(873)	—	(873)

Operating income (loss) as adjusted	34,157	3,859	38,016	(13,136)	24,880
Operating income margin as adjusted	15.5%	5.3%	13.0%	n/a	8.5%

Add: Depreciation and amortization	12,316	610	12,926	254	13,180
Less: Depreciation adjustments	(82)	—	(82)	—	(82)

EBITDA as adjusted	$46,391	$4,469	$50,860	$(12,882)	$37,978
EBITDA margin as adjusted	21.1%	6.1%	17.3%	n/a	13.0%

(1) Includes gross profit adjustments of $289 and SG&A adjustments of $23

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

INCOME AND EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP Operating income	$10,182	$13,111	$20,400	$25,133
Add: Restructuring expenses and other adjustments	—	170	1,073	312
Add: Asset impairments	—	308	916	308
Add: Environmental charges	4,000	—	4,000	—
Add: Loss (gain) on sale of assets	—	(208)	—	(873)

Operating income as adjusted	14,182	13,381	26,389	24,880
Less: Interest expense, net	(1,017)	(1,313)	(2,066)	(2,952)

Income before taxes as adjusted	13,165	12,068	24,323	21,928
Less: Income tax expense(1)	(3,555)	(3,017)	(6,567)	(5,482)

Income from continuing operations as adjusted	$9,610	$9,051	$17,756	$16,446
Adjusted earnings per diluted share from continuing operations	$0.27	$0.27	$0.50	$0.51

(1)	Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2019 is 27% and in 2018 was 25%.

MYERS INDUSTRIES, INC.

RECONCILIATION OF FREE CASH FLOW TO GAAP NET CASH PROVIDED BY

(USED FOR) OPERATING ACTIVITIES – CONTINUING OPERATIONS

(UNAUDITED)

(Dollars in thousands)

	YTD		YTD
	June 30, 2019		June 30, 2018
Net cash provided by (used for) operating activities - continuing operations	$16,173		$27,223
Capital expenditures	(4,406)		(2,318)

Free cash flow	$11,767		$24,905

	YTD		YTD		Quarter
	June 30, 2019		March 31, 2019		June 30, 2019
Net cash provided by (used for) operating activities - continuing operations	$16,173	-	$5,301	=	$10,872
Capital expenditures	(4,406)	-	(2,933)	=	(1,473)

Free cash flow	$11,767	-	$2,368	=	$9,399

	YTD		YTD		Quarter
	June 30, 2018		March 31, 2018		June 30, 2018
Net cash provided by (used for) operating activities - continuing operations	$27,223	-	$12,838	=	$14,385
Capital expenditures	(2,318)	-	(1,206)	=	(1,112)

Free cash flow	$24,905	-	$11,632	=	$13,273